Exhibit 107

F-1

(Form Type)

Premium Catering (Holdings) Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	ordinary shares, US$0.001 per share per share	457(o)	3,000,000	$5.00	US$	15,000,000	0.0001476	US$	2,214
	Equity	selling shareholders US$0.001 per share’ ordinary shares	457(o)	500,000	$5.00	US$	2,500,000	0.0001476	US$	369.00
	Equity	ordinary shares, US$0.001 per share per share	457(o)	500,000	$5.00	US$	2,500,000	0.0001476	US$	369.00
Fees Previously Paid									US$	0.00
Total Offering Amounts						US$	20,000,000		US$	2,952.00
Total Fees Previously Paid									US	0.00
Net Fee Due									US$	2,952.00

(1)	Such amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and reflects the maximum offering price of securities registered hereunder.